UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2019

Black Creek Industrial REIT IV Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.    Other Events.
Fourth Amended and Restated Distribution Reinvestment Plan
On August 26, 2019, the board of directors of Black Creek Industrial REIT IV Inc. (the “Company”) approved and adopted the Fourth Amended and Restated Distribution Reinvestment Plan, effective as of September 5, 2019 (the “Amended DRP”). The Amended DRP reflects the elimination of the automatic enrollment feature, whereby upon purchasing shares of the Company’s common stock in the Company’s public offering an investor would automatically become a participant in the plan. As a result of the elimination of this feature, effective as of September 5, 2019, investors will not be automatically enrolled in the plan. Commencing on September 5, 2019, if an investor who is not currently a participant wishes to become a participant in the Amended DRP, the investor must complete and execute the subscription agreement, an enrollment form or any other appropriate authorization form.
The preceding summary does not purport to be a complete summary of the Amended DRP and is qualified in its entirety by reference to the Amended DRP, a copy of which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1	Fourth Amended and Restated Distribution Reinvestment Plan, effective as of September 5, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

August 29, 2019	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer